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                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                                SHOPNOW.COM INC.


                                 ARTICLE I. NAME

   The name of this corporation shall be SHOPNOW.COM INC. (the "CORPORATION").

                               ARTICLE II. PURPOSE

        To engage in and carry on any lawful business or trade and exercise all powers granted to a corporation formed under the Washington Business Corporation Act (the "WASHINGTON ACT"), including any amendments thereto or successor statute that may hereinafter be enacted.

                ARTICLE III. REGISTERED OFFICE; REGISTERED AGENT

         The registered office of the Corporation shall be at 1001 Fourth Avenue Plaza, Suite 4500, Seattle, Washington 98154 and its registered agent at such address is Corp Serve Inc.

                               ARTICLE IV. SHARES

        The Corporation is authorized to issue two classes of capital stock to be designated, respectively, "COMMON STOCK" and "PREFERRED STOCK." The total number of shares of capital stock that the Corporation shall have authority to issue is 205,000,000 consisting of 200,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share.

        The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Amended and Restated Articles of Incorporation (the "ARTICLES OF INCORPORATION"), as determined from time to time by the Board of Directors of the Corporation (the "BOARD") and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. In addition, such resolution or resolutions shall set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or


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resolutions of the Board originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

        In case the number of shares of any series shall be decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        The Corporation shall from time to time, in accordance with the laws of the State of Washington, increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

                          ARTICLE V. PREEMPTIVE RIGHTS

        No preemptive rights to acquire additional securities issued by the Corporation shall exist with respect to shares of the Corporation's Capital Stock, or securities convertible into shares of the Corporation's Capital Stock.

                              ARTICLE VI. DIRECTORS

        The number of directors of this Corporation shall be determined in the manner provided by the Corporation's Amended and Restated Bylaws (the "BYLAWS") and may be increased or decreased from time to time in the manner provided therein.

        The directors shall be divided into three classes designated as Class
I, Class II and Class III, respectively. Directors need not be shareholders of the Corporation or residents of the State of Washington unless so required by the Articles of Incorporation or Bylaws, wherein other qualifications for directors may be prescribed. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board. The initial term of office of the Class I directors shall expire at the annual meeting of shareholders in 2000 and Class I directors shall subsequently be elected for a full term of three (3) years. The initial term of office of the Class II directors shall expire at the annual meeting of shareholders in 2001 and Class II directors shall subsequently be elected for a full term of three (3) years. The initial term of office of the Class III directors shall expire at the annual meeting of shareholders in 2002 and Class III directors shall subsequently be elected for a full term of three
(3) years. Thereafter, the term of office of each class of directors shall be three years and directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional

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directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until next election of directors by the shareholders, but in no case will a decrease in the number of directors shorten the term of any incumbent director. The right to cumulate votes in the election of directors shall not exist with respect to shares of capital stock of the Corporation.

                               ARTICLE VII. BYLAWS

        The Board shall have the power to adopt, amend or repeal the Bylaws, subject to the power of the shareholders to amend or repeal the Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws.

               ARTICLE VIII. SHAREHOLDER ACTION WITHOUT A MEETING

        Any action required or permitted to be taken at a meeting of shareholders of the Corporation may be taken without a meeting or a vote if the action is taken by written consent of all shareholders entitled to vote on the action.

                  ARTICLE IX. SPECIAL MEETINGS OF SHAREHOLDERS

        A special meeting of the shareholders (a "SPECIAL MEETING") may be called, at any time for any purpose or purposes for which such a meeting may lawfully be called, only by (i) the Chairman of the Board, (ii) a majority of the Board or (iii) the President of Corporation. Shareholders of the Corporation may not call a Special Meeting.

                 ARTICLE X. LIMITATION ON LIABILITY OF DIRECTORS

        To the full extent that the Washington Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director shall not be liable to this Corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating Section 23B.08.310 of the Washington Act, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

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                        ARTICLE XI. SHAREHOLDER APPROVAL

        Unless the Articles of Incorporation otherwise provide for a greater voting requirement for any voting group of shareholders, the affirmative vote of a majority of all of the votes entitled to be cast by a voting group shall be sufficient, valid and effective to adopt, authorize, and/or approve any acts of the Corporation that, under the Washington Act, would otherwise require the approval of two-thirds (2/3) of all of the votes entitled to be cast, including, without limitation: (i) an amendment to the Articles of Incorporation, (ii) a plan of merger or share exchange, (iii) the sale, lease, exchange or other disposition by the Corporation of all or substantially all of its property other than in the usual and regular course of business; or (iv) a proposal to dissolve the Corporation.

                       ARTICLE XII. AMENDMENTS TO ARTICLES

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter permitted by the Washington Act, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

        DATED:  July ___, 1999.


                                     SHOPNOW.COM INC.
                                     a Washington corporation

                                     /s/ Alan D. Koslow
                                     -----------------------------------------
                                     Alan D. Koslow
                                     Executive Vice President, Chief Financial
                                     Officer, General Counsel and Secretary


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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                SHOPNOW.COM INC.

        ShopNow.com Inc., a corporation organized and existing under the Business Corporation Act of the State of Washington, does hereby certify that:

        1. A resolution setting forth the following amendment to the corporation's Articles of Incorporation and declaring the advisability of such amendment was duly adopted by the corporation's Board of Directors by the unanimous written consent of its members, filed with the minutes of the Board, in accordance with the applicable provisions of Section 23B.10.020 of the Washington Business Corporation Act:

        Article 1 of the Articles of Incorporation of this corporation is hereby amended in its entirety to read as follows:

            "The name of this corporation is Network Commerce Inc."

        2. Shareholder action was not required pursuant to the provisions of RCW 23B.06.020(4).

        IN WITNESS WHEREOF, ShopNow.com Inc. has caused this Certificate to be signed by its duly authorized officer this 15th day of May 2000.

                                       SHOPNOW.COM INC.


                                       By  /s/ Alan Koslow
                                           ---------------------------
                                           Alan Koslow, Secretary